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                                                                     Exhibit 5.2

                                                     Morgan, Lewis & Bockius LLP
                                                               Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5001

February 14, 2005

Liberty Property Limited Partnership
500 Chesterfield Parkway
Malvern, PA  19355

Re: Liberty Property Limited Partnership, Registration Statement on Form S-3 (Registration No. 333-120692)

Ladies and Gentlemen:

We have acted as counsel to Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Partnership"), in connection with the filing of the referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement is being filed jointly by the Partnership and Liberty Property Trust, a Maryland real estate investment trust (the "Trust"). The Registration Statement relates to the proposed offering and sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Act, of up to $480,001,000 aggregate principal amount of securities, or the equivalent thereof in one or more foreign currencies or composite currencies, including debt securities of the Partnership with an aggregate initial public offering price up to $480,000,000 (the "Partnership Securities") and securities of the Trust with an aggregate initial public offering price of up to $1,000, in each case, or the equivalent thereof in one or more foreign currencies or composite currencies (the "Trust Securities" and together with the Partnership Securities, the "Securities"). The Partnership Securities may be any of senior secured debt securities, senior unsecured debt securities, subordinated secured debt securities or subordinated unsecured debt securities, in one or more series. The Securities may be guaranteed by the Trust. The Securities and related guarantees (the "Guarantees"), if any, will be issued under a senior indenture (the "Senior Indenture") or a subordinated indenture (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures"), in each case among the Partnership and J.P. Morgan Trust Company, N.A, as trustee (the "Trustee" and collectively with the other trustees under the Indentures, if any, the "Trustees") and, if Partnership Securities are to be issued with Guarantees, the Trust.

In connection with this opinion letter, we have examined the Registration Statement, the forms of the Indentures, originals, or copies certified or otherwise identified to our

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satisfaction of the Certificate of Limited Partnership of the Partnership, as
amended to date, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that any applicable Indenture will be duly authorized, executed and delivered by the Trustee, that such Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

Based upon the foregoing, we are of the opinion that when (i) the terms of the Partnership Securities are duly established in accordance with applicable law and Section 301 of the applicable Indenture and (ii) the Partnership Securities are executed by duly authorized officers of the Trust, acting in its capacity as the sole general partner of the Partnership, as provided in the applicable Indenture, and the Partnership Securities are duly authenticated by the Trustee and are delivered by the Partnership against receipt of the purchase price therefor as described in the Registration Statement, the Partnership Securities will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms.

The opinions expressed above are subject to the following limitations and qualifications:

      The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

      Under applicable law, guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provisions of the Guarantees which purport to waive or alter such rights or protections, except to the extent permitted by law.

      The opinions expressed herein are limited to the laws of the State of New York and the Commonwealth of Pennsylvania, and we express no opinion with respect to the laws of any other state or jurisdiction. The Partnership Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update this opinion.

We note that, as of the date hereof, a judgment for money in an action based on a Partnership Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Partnership Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in

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the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the SEC thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP